Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-258098 on Form S-3 and Registration Statement No. 333-254810 on Form S-8 of our report dated March 11, 2022, relating to the financial statements of Clene Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Salt Lake City, Utah

March 11, 2022